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                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Stock Plan and 2000 Employee Stock Purchase Plan of Triton Network Systems, Inc. of our report dated February 11, 2000 (except Note 10, as to which the date is July 10, 2000), with respect to the consolidated financial statements of Triton Network Systems, Inc. included in its Registration Statement on Form S-1 (No. 333-31434) filed with the Securities and Exchange.

                                          /s/ Ernst & Young LLP

Orlando, Florida
July 10, 2000